EXHIBIT 1
                                                                      ---------

                              Consent of SFG-N Inc.


          The undersigned agrees that the Schedule 13G executed by General Electric Capital Corporation to which this statement is attached as an exhibit is filed on behalf of General Electric Capital Corporation and SFG-N Inc. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  July 8, 1999



                                               SFG-N INC.



                                               By:/s/Gaurav Raniwala
                                                  ---------------------------
                                                  Name:  Gaurav Raniwala
                                                  Title: Vice President